UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 22, 2021

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FUSE SCIENCE, INC.

(Exact name of registrant as specified in its charter)

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Nevada	000-22991	87-0460247
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

25 N. Market St. Office 110, Jacksonville, FL 32202

(Address of Principal Executive Offices) (Zip Code)

904-490-0245

(Registrant’s telephone number, including area code)

___________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 - Other Events

The company wants to thank all shareholders and OTC Markets Group in the successful journey to become Pink Current. David Delke founder of kustomeroo will work to keep everyone updated via formal channels including Twitter @daviddelke, @kustomeroo and https://kustomeroo.com. The company will have an investor and shareholder event on February 20th 2022 to discuss current and future partnerships along with product roadmap and long term vision of the company. The platform used for the event will be announced soon.

The management is of the opinion that this is a material event and as a voluntary SEC filer is making the market aware of its activities. These are the events planned for the future of the company.

- Increase in authorized shares

- Uplist to the OTCQB

- Become SEC reporting company

- Audited financial statements

- Company name change

- FINRA symbol change

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FUSE SCIENCE, INC.

By	/s/ David Delke
Name: David Delke Title: President

Date:  October 22, 2021

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